Exhibit 10.1

Real Goods Solar, Inc.

Restricted Stock Agreement

This Restricted Stock Agreement (this “Agreement”) is dated as of the date of grant set forth below and is between Real Goods Solar, Inc., a Colorado corporation (“Real Goods”), and the individual named below (the “Grantee”).

Real Goods has established the Real Goods Solar, Inc. 2018 Long-Term Incentive Plan, as amended from time to time, attached as Exhibit A (the “Plan”) to advance the interests of Real Goods and its shareholders by providing incentives to certain eligible persons who contribute significantly to the strategic and long-term performance objectives and growth of Real Goods and any parent or subsidiary of Real Goods.

This Agreement evidences a Restricted Stock grant under the Plan as follows:

Granted to:	____________________________ (the “Grantee”)

Number of Restricted Shares:	__________ Class A Shares (collectively, the “Shares” or, individually, a “Share”)

Effective Date of Grant:	____________________________ (the “Grant Date”)

Vesting Dates:	The Shares shall vest fully (100%) on the first anniversary of the Grant Date (the “Vesting Date”), provided that the Grantee has rendered Services (as defined below) continuously from the Grant Date through the Vesting Date. If the Grantee ceases to render Services for any reason, vesting shall cease. Notwithstanding the foregoing, 100% of the unvested Shares automatically shall vest immediately prior to the consummation of a Change of Control (as defined in Section 17 below) provided that the Grantee is rendering Services on the date the Change of Control is consummated.

For purposes of this Agreement, “Services” means the provision of services to the Company by a person in the capacity of an employee, a member of the board of directors, or as an independent contractor, and a change in the capacity in which a person renders service to the Company as an employee, a director or an independent contractor or a change in the entity for which the person renders such service shall not terminate a person’s “Service,” provided that there is no interruption or termination of the person’s service with the Company and provided further that, if the entity for which a person is rendering service ceases to be a subsidiary of Real Goods, as determined by the Board or the Committee, in each case, in its sole discretion, such person’s Service shall be considered to have terminated on the date such entity ceases to be a subsidiary of Real Goods.”

Purchase Price per Share	$0.00 per Share

Deadline for Acceptance:	If this Restricted Stock Agreement is not signed by the Grantee and returned to the Designated Administrator within 5 business days from date of delivery to the Grantee, then this Restricted Stock Agreement and the Shares shall be considered withdrawn and be of no force or effect.

Pursuant to the provisions of the Plan, the Board or the Committee has full power and authority to direct the execution and delivery of this Agreement in the name and on behalf of Real Goods. The Board or the Committee authorized the execution and delivery of this Agreement. All capitalized terms used but not defined in this Agreement have the meanings given such capitalized terms in the Plan.

The parties agree as follows:

Section 1.  Grant of Restricted Stock; Terms.  Subject and pursuant to all terms and conditions stated in this Agreement and in the Plan and subject to the Grantee executing and delivering to the Company a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit B) with respect to the Shares and such additional documents as may be required by the Board and/or the Committee, as the case may be, Real Goods hereby grants to Grantee the Shares (as set forth above). Grantee hereby accepts the Shares on the terms and conditions set forth in this Agreement.

Section 2.  Issuance and Delivery of Shares; Restriction on Transfer of Shares.  The stock certificate(s) representing the Shares shall be issued to Grantee subject to satisfaction of the applicable tax withholding requirements set forth in Section 9 and the provisions of Section 3 and shall be delivered to Grantee in accordance with Section 8(b) of the Plan. The Grantee agrees and acknowledges that (i) a Share granted under this Agreement is not transferable by the Grantee prior to the date on which such Share vests and (ii) the stock certificate(s) representing the Shares may bear such legends and transfer restrictions as the Company, in its sole discretion, shall deem reasonably necessary or desirable to reflect the foregoing.

Section 3.  No Issuance of Shares if Violation.  Real Goods shall not issue stock certificate(s) representing the Shares if the administrator of the Plan or its authorized agent determines that, in its sole discretion, the issuance of such certificate(s) would violate the terms of the Plan, this Agreement or applicable law.

Section 4.  Rights as a Shareholder or to Provide Services.  Except as otherwise provided in the Plan, no person shall be, or have any of the rights or privileges of, a shareholder of Real Goods with respect to any of the Shares unless and until certificates representing the Shares have been issued to such person. Neither the Plan nor this Agreement shall be deemed to give Grantee any right with respect to continuing to provide Services, nor shall the Plan or the Agreement be deemed to limit in any way the Company's right to terminate Grantee's Services at any time.

Section 5. Restrictive Covenants

(a)          Nondisparagement and Further Assistance. During Grantee's employment and thereafter, Grantee will not make any disclosure, issue any public statements or otherwise cause to be disclosed any information which is designed, intended or might reasonably be anticipated to discourage suppliers, customers or employees of the Company or otherwise have a negative impact or adverse effect on the Company. Grantee will provide assistance reasonably requested by the Company in connection with actions taken by Grantee while employed by the Company, including but not limited to assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which Grantee was employed.

(b)          Nondisclosure of Confidential Information; Covenants.

(i)          In consideration of the receipt of the Option, Grantee agrees (A) not to disclose to any third party any trade secrets or any other confidential information of the Company (including but not limited to cost or pricing information, customer lists, commission plans, supply information, internal business procedures, market studies, expansion plans, potential acquisitions, terms of any acquisition or potential acquisition or the existence of any negotiations concerning the same or any similar non-public information relating to the Company’s internal operations, business policies or practices) acquired during Grantee’s employment by the Company or after the termination of such employment, or (B) use or permit the use of any of the Company’s trade secrets or confidential information in any way to compete (directly or indirectly) with the Company or in any other manner adverse to the Company.

(ii)         Grantee agrees that, without the prior written consent of the Company, signed by the Company’s Chief Financial Officer, Grantee will not, during the term of Grantee’s employment by the Company or for a period of two years thereafter (A) solicit any customers of the Company for the purposes of diverting any existing or future business of such customers to a competing source, (B) solicit any vendors to the Company (directly or indirectly) for the purpose of causing, inviting or encouraging any such vendor to alter or terminate his, her or its business relationship with the Company, or (C) solicit any employees of the Company (directly or indirectly) for the purpose of causing, inviting or encouraging any such employee to alter or terminate his, her or its employment relationship with the Company.

(iii)        Grantee agrees that, without the prior written consent of the Company, signed by the Company’s Chief Financial Officer, Grantee will not, during the term of Grantee’s employment by the Company or for a period of six months thereafter accept employment with, serve as a consultant to, or accept compensation from any person, firm or corporation (including any new business started by Grantee, either alone or with others) whose products and or services compete with those offered by the Company, in any geographic market in which the Company is then doing business or to Grantee’s knowledge plans to do business.

(c)          The Company will be entitled to enforce its rights under this Agreement to the extent permitted by applicable law, specifically to recover damages permitted by applicable law by reason of any breach of any provision of this Agreement and to exercise all other rights to which it may be entitled. Grantee agrees and acknowledges that money damages may not be an adequate remedy for breach of the provisions of this Agreement and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement to the extent permitted by applicable law.

(d)          Grantee agrees that this covenant is reasonable with respect to its duration, geographic area and scope. It is the desire and intent of the parties that the provisions of this Section 5 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 5 shall be adjudicated to be invalid or unenforceable, this Section 5 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section 5 in the particular jurisdiction in which such adjudication is made.

Section 6.  Securities Laws.  Grantee acknowledges that applicable securities laws may restrict the right and govern the manner in which Grantee may dispose of the Shares obtained pursuant to this Agreement, and Grantee agrees not to offer, sell or otherwise dispose of any such shares in a manner that would violate the Securities Act of 1933, as amended, or any other federal or state law.

Section 7.  Special Tax Election.  Under Code Section 83, the excess of the Fair Market Value of the Shares on the Vesting Date over the amount paid, if any, for the Shares will be reportable as ordinary income on the Vesting Date. The Participant may elect under Code Section 83(b) to be taxed at the time the Shares are granted, rather than when and as such Shares vest. Such election must be filed with the Internal Revenue Service not later than 30 days after the date of this Agreement. The Grantee should consult with his or her tax advisor to determine the tax consequences of acquiring the Shares and the advantages and disadvantages of filing the Code Section 83(b) election. Information issued by the Internal Revenue Service, pertaining to making elections under Code Section 83(b), is attached as Exhibit C. The Grantee understands that failure to make this filing within the applicable 30-day period may result in the recognition of ordinary income as the Shares vest. The Grantee acknowledges that it is the Grantee’s sole responsibility, and not the Company’s responsibility, to file a timely election under Code Section 83(b), even if the Grantee requests the Company or its representatives to make this filing on his or her behalf. The Grantee shall have sole responsibility for any tax liabilities arising from his/her receipt of the Shares.

Section 8. Grantee Undertaking. The Grantee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or the Shares pursuant to the provisions of this Agreement.

Section 9.   Taxes and Withholding.  Grantee acknowledges that the Grantee is required to recognize income for federal, state or local tax purposes on account of the grant of the Shares pursuant to this Agreement and that such income shall be subject to the withholding of tax by the Company. Grantee agrees that the Company may (i) withhold a whole number of Shares, (ii) withhold an amount from any compensation or any other payment of any kind then payable or that may become payable to Grantee, (iii) require Grantee to make a cash payment to the Company, (iii) or any combination of the foregoing that in the aggregate is, equal to the amount of tax withholding required by the Company in its opinion. In the event Grantee does not satisfy such obligation when requested, the Company may refuse to issue or cause to be delivered any Shares under this Agreement or any other incentive plan agreement entered into by Grantee and the Company until such obligation has been satisfied or arrangements acceptable to the Company have been made by the Grantee to satisfy such obligation.

Section 10.  Prohibition on Transfer or Assignment of this Agreement.  Except as provided in the Plan, this Agreement may not be transferred or assigned by the Grantee other than by an assignment by will or by laws of descent and distribution.

Section 11.  Binding Effect; No Third Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the Company and Grantee and their respective heirs, representatives, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than Real Goods and the Grantee and their respective heirs, representatives, successors and permitted assigns.

Section 12.  Agreement to Abide by Plan; Conflict between Plan and Agreement.  The Plan is hereby incorporated by reference into this Agreement and made a part hereof as though fully set forth in this Agreement. Grantee, by execution of this Agreement, (i) represents that he is familiar with the terms and provisions of the Plan and (ii) agrees to abide by all of the terms and conditions of this Agreement and the Plan. Grantee accepts as binding, conclusive and final all decisions or interpretations of the administrator of the Plan upon any question arising under the Plan and this Agreement (including, without limitation, the cause of any termination of Grantee's employment with the Company). In the event of any conflict between the Plan and this Agreement, the Plan shall control and this Agreement shall be deemed to be modified accordingly.

Section 13.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof. Grantee agrees and acknowledges that this Agreement satisfies in full any obligations of Real Goods and its subsidiaries and predecessors in connection with the grant of any stock options or other equity incentives.

Section 14.  Choice of Law.  To the extent not superseded by federal law, the laws of the State of Colorado shall control in all matters relating to this Agreement, without reference to conflict of laws principles, and any action relating to this Agreement must be brought in the City and County of Denver, Colorado.

Section 15.  Notice.  All notices, requests, demands, claims, and other communications under this Agreement shall be in writing. Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the address set forth below the recipient’s signature to this Agreement. Either party to this Agreement may send any notice, request, demand, claim, or other communication under this Agreement to the intended recipient at such address using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party to this Agreement may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this section.

Section 16.  Counterparts.  This Agreement may be executed in separate counterparts, each of which will be deemed an original and both of which, taken together, will constitute one and the same instrument. A facsimile, pdf, emailed or DocuSign version of either Party’s signature will have the same force and effect as an original signature.

Section 17. Definitions. The following definitions shall apply for purposes of this Agreement:

(a)          “Change of Control” means any transaction or series of related transactions (A) the result of which is that any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or persons, controlling, controlled by or under common control with such person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of more than 50% of the issued and outstanding Voting Stock (as defined below) of Real Goods, (B) that results in the sale of all or substantially all of the assets of Real Goods, or (C) that results in the consolidation or merger of Real Goods with or into another corporation or corporations or other entity in which Real Goods is not the surviving corporation (except any such corporation or entity controlled, directly or indirectly, by Real Goods).

(b)          As used herein, the term “Voting Stock” will mean and include (I) any capital stock of any class of Real Goods that has the right to vote on all matters submitted to holders of any capital stock of any class of Real Goods, and (II) any security, right, option, warrant or agreement convertible into or exercisable to obtain any Real Goods’ Class A Common Stock, par value $.0001 per share (the “Common Shares”) or capital stock of any class that has the right to vote on all matters submitted to holders of Common Shares.

EXECUTED as of the date of grant set forth above.

REAL GOODS SOLAR, INC.			GRANTEE

By			By
	Name / Title: Dennis Lacey, Chief Executive Officer		Name:
Address:
	Address:	110 16th Street, Ste. 300
Denver, CO 80202

Attn.: Designated Administrator	Employee ID Number:

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of the Grantee has read and hereby approves the foregoing Restricted Stock Agreement. In consideration of Real Goods’ granting the Grantee the right to acquire the Restricted Shares in accordance with the terms of the Restricted Stock Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of the Restricted Stock Agreement, including (without limitation) the right of Real Goods (or its assigns) to purchase any Shares in which the Grantee is not vested at the time of his or her cessation of Services/employment with the Company. All capitalized terms used but not defined in this Spousal Acknowledgement have the meanings given such capitalized terms in the Restricted Stock Agreement or the Plan, as applicable.

GRANTEE’S SPOUSE

Signature

Printed Name

Address:

♦ ♦ ♦

CONFIRMATION REGARD NO SPOUSE

I hereby confirm that I currently do not have a spouse (including a spouse from whom I am separated or living apart).

Signature

Printed Name of the Grantee

Date

EXHIBIT A

REAL GOODS SOLAR, INC. 2018 LONG-TERM INCENTIVE PLAN

(see attached)

REAL GOODS SOLAR, INC. 2018 LONG-TERM INCENTIVE PLAN

Section 1. Purpose.   The purpose of this Plan is to advance the interests of Real Goods and its shareholders by providing incentives to certain Eligible Persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

Section 2. Definitions.   Certain capitalized terms applicable to this Plan are set forth in Appendix A.

Section 3. Administration. The Committee shall administer this Plan and shall have all the powers vested in it by the terms of this Plan, such powers to include exclusive authority to select the Eligible Persons to be granted Awards under this Plan, to determine the type, size, terms and conditions of the Award to be made to each Eligible Person selected, to modify or waive the terms and conditions of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to Eligible Persons located outside the United States and to prescribe the form of the agreements evidencing Awards made under this Plan. Awards may, in the discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Company, or an entity acquired by the Company or with which the Company combines. The number of Class A Shares underlying such substitute Awards shall be counted against the aggregate number of shares of Class A Shares available for Awards under this Plan. The Committee is authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, and to make any other determinations that it deems necessary or desirable for the administration of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan, as described in this Plan, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made to Participants or to be made to Eligible Persons. Notwithstanding the foregoing or any other provision of this Plan, the Committee shall not have the authority to (i) accelerate the vesting of any outstanding Award under the Plan except in the case of change in control, disability, or death, (ii) reprice, directly or indirectly, any Award under the Plan without stockholder approval, or (iii) accelerate or delay the time or schedule of any payment in a manner which is not permitted under Code Section 409A, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1). No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by such member or officer, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under this Plan, except for such member’s or officer’s own willful misconduct or as expressly provided by law. In addition to all other rights of indemnification and reimbursement to which a member of the Committee and an officer of the Company may be entitled, Real Goods shall indemnify and hold harmless each such member or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding or suit in connection with the performance of duties under this Plan against expenses (including reasonable attorneys’ fees), judgments, fines, liabilities, losses and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding or suit, except for his own willful misconduct or as expressly provided otherwise by law. Expenses (including reasonable attorneys’ fees) incurred by such a member or officer in defending any such proceeding or suit shall be paid by Real Goods in advance of the final disposition of such proceeding or suit upon receipt of a written affirmation by such member or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of such member or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Real Goods as authorized in this Section.

Section 4. Participation.   Consistent with the purposes of this Plan, the Committee shall have exclusive power to select the Eligible Persons who may participate in this Plan and be granted Awards under this Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee in its discretion.

Section 5. Awards under this Plan.

(a) Types of Awards.   Awards under this Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance Grants and (vi) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of this Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to Participants who are foreign nationals or are employed or performing services outside the United States).

(b) Maximum Number of Shares that May be Issued. The maximum aggregate number of Class A Shares that may be issued and outstanding, or subject to Awards outstanding, under the Plan cannot exceed 1,300,000 Class A Shares, subject to adjustment as provided in Section 15. No Eligible Person may receive Awards under this Plan for more than 500,000 Class A Shares in any one fiscal year of the Company, subject to adjustment as provided in Section 15. Class A Shares issued pursuant to this Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof. If any Class A Shares issued as Restricted Stock, Restricted Stock Units or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights or, if any Award is canceled, terminates or expires unexercised, any Class A Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

(c) Rights with Respect to Class A Shares and Other Securities. Except as provided in subsection 8(c) with respect to Awards of Restricted Stock and unless otherwise determined by the Committee in its discretion, a Participant to whom an Award is made (and any person succeeding to such a Participant’s rights pursuant to this Plan) shall have no rights as a shareholder with respect to any Class A Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a book entry or stock certificate to such Participant for such Class A Shares or other instrument of ownership, if any. Except as provided in Section 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry or stock certificate or other instrument of ownership, if any, is required to be issued based upon the date any Award was exercised. In all events, a Participant with whom an Award agreement is made to issue Class A Shares in the future shall have no rights as a shareholder with respect to such Class A Shares related to such agreement until issuance to such Participant of a book entry or stock certificate representing such shares.

(d) Minimum Vesting Schedule. Except as set forth below, a vesting period of at least one (1) year shall apply to all Awards issued under the Plan. Notwithstanding the foregoing, up to 5% of the Class A Shares reserved for issuance under the Plan may be issued pursuant to Awards that are do not comply with such minimum one (1) year vesting period.

(e) No Dividends or Dividend Equivalents on Unvested Awards. No ordinary dividends or distributions declared with respect to Restricted Stock Awards under the Plan (or Dividend Equivalents with respect to Restricted Stock Units or other Awards under the Plan) shall be paid to any Participant unless and until the Participant vests in such underlying Award. All unvested dividends or Dividend Equivalents shall be forfeited by the Participants to the extent their underlying Awards are forfeited.

Section 6. Stock Options.   The Committee may sell Purchased Options or grant other Stock Options either alone, or in conjunction with other Awards, either at the time of grant or by amendment thereafter. Each Stock Option granted or sold under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Class A Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

(a)   The exercise price of a Stock Option may be equal to or greater than the Fair Market Value of the Class A Shares subject to such Stock Option at the time the Stock Option is granted, as determined by the Committee; provided, however, a Stock Option may be granted with an exercise price less than the Fair Market Value of the Class A Shares subject to such Stock Option if such Stock Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code and provided that such grant does not result in the Stock Option being subject to the requirements of Section 409A of the Code.

(b)   The Committee shall determine the number of Class A Shares to be subject to each Stock Option. In the case of a Stock Option awarded in conjunction with another Award, the number of Class A Shares subject to an outstanding Stock Option may be reduced on an appropriate basis to the extent that the other Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(c)   Any Stock Option may be exercised during its term only at such time or times and in such installments as the Committee may establish.

(d)   A Stock Option shall not be exercisable:

(i) after the expiration of ten years from the date it is granted; and

(ii) unless payment in full is made for the shares being acquired thereunder at the time of exercise as provided in subsection 6(i).

(e)   The Committee shall determine in its discretion and specify in each agreement evidencing a Stock Option the effect, if any, the termination of the Participant’s employment with or performance of services for the Company shall have on the exercisability of the Stock Option; provided, however, that if a Participant’s employment is terminated for a reason other than “cause” (as defined in such Participant’s Award agreement or employment agreement, if any), then such Participant’s right to exercise his or her Stock Options (to the extent that the Participant is entitled to exercise on the date employment terminates) shall continue until the earlier of the expiration date of the Stock Option and (i) at least six (6) months from the date of termination if termination was caused by death or disability or (ii) at least thirty (30) days from the date of termination if termination was caused by other than death or disability.

(f)   It is the intent of Real Goods that Nonqualified Stock Options granted under this Plan not be classified as incentive stock options as defined in Section 422 of the Code.

(g)   A Purchased Option may contain such additional terms not inconsistent with this Plan, including but not limited to the circumstances under which the purchase price of such Purchased Option may be returned to the holder of the Purchased Option, as the Committee may determine in its sole discretion.

(h)   For purposes of payments made to exercise Stock Options, such payment shall be made in such form (including, but not limited to, cash, Class A Shares, the surrender of all or part of an Award or another outstanding Award under this Plan or any combination thereof) as the Committee may determine in its discretion.

Section 7. Stock Appreciation Rights.   The Committee may grant Stock Appreciation Rights either alone, or in conjunction with other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Class A Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

(a)   The Committee shall determine the number of Class A Shares to be subject to each Award of Stock Appreciation Rights. In the case of an Award of Stock Appreciation Rights awarded in conjunction with another Award, the number of Class A Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on an appropriate basis to the extent that the other Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(b)   The Committee shall determine in its discretion and specify in each agreement evidencing an Award of Stock Appreciation Rights the effect, if any, the termination of the Participant’s employment with or performance of services for the Company shall have on the exercisability of the Award of Stock Appreciation Rights.

(c)   An Award of Stock Appreciation Rights shall entitle the holder to exercise such Award or to surrender unexercised another Award (or any portion of such other Award) to Real Goods and to receive from Real Goods in exchange thereof, without payment to Real Goods, that number of Class A Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one share, at the time of such exercise, over the exercise price, times the number of shares subject to the Award, or portion thereof, that is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Real Goods Securities or property, or other forms of payment or any combination thereof, as determined by the Committee, equal to the aggregate value of the Class A Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right.

(d)   A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Stock Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subsection 7(d) of this Agreement.

Section 8. Restricted Stock and Restricted Stock Units.   The Committee may grant Awards of Restricted Stock and Restricted Stock Units either alone, or in conjunction with other Awards, either at the time of grant or by amendment thereafter. Each Award of Restricted Stock or Restricted Stock Units under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions as the Committee, in its discretion, shall establish.

(a)   The Committee shall determine the number of Class A Shares to be issued to a Participant pursuant to the Award of Restricted Stock or Restricted Stock Units, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

(b)   Until the expiration of such period as the Committee shall determine from the date on which the Award is granted and subject to such other terms and conditions as the Committee in its discretion shall establish (the “Restricted Period”), a Participant to whom an Award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of, a book entry or stock certificate representing the Class A Shares subject to such Award.

(c)   Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant’s rights pursuant to this Plan) shall have, after issuance of a certificate for the number of Class A Shares awarded and prior to the expiration of the Restricted Period, ownership of such Class A Shares, including the right to vote such Class A Shares and to receive dividends or other distributions made or paid with respect to such Class A Shares (provided that such Class A Shares, and any new, additional or different shares, or Other Real Goods Securities or property, or other forms of consideration that the Participant may be entitled to receive with respect to such Class A Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of Real Goods, shall be subject to the restrictions set forth in this Plan as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to this Plan.

(d)   The Committee shall determine in its discretion and specify in each agreement evidencing an Award of Restricted Stock or Restricted Stock Units the effect, if any, the termination of the Participant’s employment with or performance of services for the Company during the Restricted Period shall have on such Award of Restricted Stock.

(e) The Committee may grant Awards of Dividend Equivalents to Participants in connection with Awards of Restricted Stock Units. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Class A Shares, or other investment vehicles as the Committee may specify; provided that Dividend Equivalents shall be subject to all conditions and restrictions of the underlying Restricted Stock Units to which they relate.

Section 9. Performance Grants.   The Committee may grant Awards of Performance Grants either alone, or in conjunction with other Awards, either at the time of grant or by amendment thereafter. The Award of a Performance Grant to a Participant will entitle him to receive a specified amount determined by the Committee (the “Actual Value”), if the terms and conditions specified in this Plan and in the Award are satisfied. Each Award of a Performance Grant shall be subject to the applicable terms and conditions of this Plan, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Class A Shares, Other Real Goods Securities or property, or other forms of payment, or any combination thereof, issued with respect to the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an agreement in such form and substance as is determined by the Committee.

(a)   The Committee shall determine the value or range of values of a Performance Grant to be awarded to each Participant selected for an Award and whether or not such a Performance Grant is granted in conjunction with another Award. As determined by the Committee, the maximum value of each Performance Grant (the “Maximum Value”) shall be: (i) an amount fixed by the Committee at the time the Award is made or amended thereafter, (ii) an amount that varies from time to time based in whole or in part on the then current value of the Class A Shares, Other Real Goods Securities or property, or other securities or property, or any combination thereof or (iii) an amount that is determinable from criteria specified by the Committee. Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with another Award, the Performance Grant may be reduced on an appropriate basis to the extent that the other Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(b)   The award period (“Award Period”) related to any Performance Grant shall be a period determined by the Committee. At the time each Award is made or within the first 90 days of any performance period, the Committee shall establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the Participant, the Company or one or more of its divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices or any combination thereof. The Actual Value of a Performance Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of Performance Grants shall be determined if the performance objectives are met in part. Such performance measures, the Actual Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures, the Actual Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.

(c)   The Committee shall determine in its discretion and specify in each agreement evidencing a Performance Grant the effect, if any, the termination of the Participant’s employment with or performance of services for the Company during the Award Period shall have on such Performance Grant.

(d)   The Committee shall determine whether the conditions of a Performance Grant have been met and, if so, shall ascertain the Actual Value of the Performance Grant. If the Performance Grant has no Actual Value, the Award and such Performance Grant shall be deemed to have been canceled and the associated Award, if any, may be canceled or permitted to continue in effect in accordance with its terms. If the Performance Grant has any Actual Value and:

(i) was not awarded in conjunction with another Award, the Committee shall cause an amount equal to the Actual Value of the Performance Grant earned by the Participant to be paid to him or his permitted assignee or Beneficiary; or

(ii) was awarded in conjunction with another Award, the Committee shall determine, in accordance with criteria specified by the Committee (A) to cancel the Performance Grant, in which event no amount with respect thereto shall be paid to the Participant or his permitted assignee or Beneficiary, and the associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grant to the Participant or his permitted assignee or Beneficiary as provided below, in which event the associated Award may be canceled or (C) to pay to the Participant or his Beneficiary, the Actual Value of only a portion of the Performance Grants, in which event all or a portion of the associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Committee.

Such determination by the Committee shall be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and shall be made pursuant to criteria specified by the Committee.

(e)   Payment of any amount with respect to the Performance Grants that the Committee determines to pay as provided above shall be made by Real Goods as promptly as practicable after the end of the Award Period or at such other time or times as the Committee shall determine, and may be made in cash, Class A Shares, Other Real Goods Securities or property, or other forms of payment, or any combination thereof or in such other manner, as determined by the Committee in its discretion. Notwithstanding anything in this Section to the contrary, the Committee may, in its discretion, determine and pay out the Actual Value of the Performance Grants at any time during the Award Period.

Section 10. Deferral of Compensation.   The Committee shall determine whether or not an Award shall be made in conjunction with the deferral of the Participant’s salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be:

(i) forfeited to Real Goods or to other Participants or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company);

(ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures; and/or

(iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

Notwithstanding the foregoing or any other provision of this Plan, any deferral of compensation under this Section 10 must comply with the provisions of Code Section 409A, and no deferral of compensation under this Section 10 which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1) is permitted.

Section 11. Deferred Payment of Awards.   The Committee may specify that the payment of all or any portion of cash, Class A Shares, Other Real Goods Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion, provided however, that any such deferral shall comply with the requirements of Code Section 409A. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Class A Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

Section 12. Transferability of Awards.   A Participant’s rights and interest under this Plan or any Award may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, the Committee may permit such transfer to a Permitted Transferee.

Section 13. Amendment or Substitution of Awards under this Plan. The terms of any outstanding Award under this Plan may be amended or modified from time to time by the Committee in its discretion in any manner that it deems appropriate if the Committee could grant such amended or modified Award under the terms of this Plan at the time of such amendment or modification; provided that no such amendment or modification shall adversely affect in a material manner any right of a Participant under the Award without such Participant’s written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the Participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions that are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any affiliate, division or department thereof, on this Plan or on any Award under this Plan and provided further that the Committee shall not have the authority to (i) accelerate the vesting of any outstanding Award under the Plan except in the case of change in control, disability, or death, (ii) reprice, directly or indirectly, any Award under the Plan without stockholder approval, or (iii) accelerate or delay the time or schedule of any payment in a manner which is not permitted under Code Section 409A, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1). The Committee may, in its discretion, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under this Plan; provided, however, that none of the foregoing shall be permitted if it would result, directly or indirectly, in the repricing of an Award without stockholder approval.

Section 14. Termination of a Participant.   For all purposes under this Plan, the Committee shall determine whether a Participant has terminated employment with, or the performance of services for, the Company, provided, however, an absence or leave approved by the Company, to the extent permitted by applicable provisions of the Code, shall not be considered an interruption of employment or performance of services for any purpose under this Plan.

Section 15. Dilution and Other Adjustments.   If any change in the outstanding Class A Shares of the Company occurs by reason of any stock split, reverse stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the Committee shall make such adjustment in: (i) the aggregate number of shares that may be delivered under the Plan as described in Section 5(b) and the individual Award maximums under Section 5(b); (ii) the number and exercise price of outstanding Stock Options and outstanding Stock Appreciation Rights; (iii) the number of outstanding Restricted Stock Units; and (iv) the number of shares subject to any other Awards granted under the Plan (provided that the number of shares subject to Awards shall always be a whole number), in each case as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. The Committee may also provide for the adjustment and settlement of outstanding Awards as it deems appropriate and consistent with the Plan’s purpose in the event of a change in control of Real Goods, and such adjustments or settlements shall be final, conclusive and binding for all purposes of the Plan.

Section 16. Designation of Beneficiary by Participant.   A Participant may name a beneficiary to receive any payment to which such Participant may be entitled with respect to any Award under this Plan in the event of death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion (a “Beneficiary”). The Committee reserves the right to review and approve Beneficiary designations. A Participant may change his Beneficiary from time to time in the same manner, unless such Participant has made an irrevocable designation. Any designation of a Beneficiary under this Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated Beneficiary survives the Participant and is living on the date on which any amount becomes payable to such a Participant’s Beneficiary, such payment will be made to the legal representatives of the Participant’s estate, and the term “Beneficiary” as used in this Plan shall be deemed to include such person or persons. If there are any questions as to the legal right of any Beneficiary to receive a distribution under this Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Board, the Committee, the Designated Administrator (if any), and the members thereof, will have no further liability to anyone with respect to such amount.

Section 17. Financial Assistance.   If the Committee determines that such action is advisable, the Company may assist any Participant in obtaining financing from the Company (or under any program of the Company approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of this Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes with respect thereto. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company or the maintenance by the Company of deposits with such bank or third party.

Section 18. Miscellaneous Provisions.

(a)   Any proceeds from Awards shall constitute general funds of Real Goods.

(b)   Except as otherwise determined by the Committee, no fractional shares may be delivered under an Award, but in lieu thereof a cash or other adjustment may be made as determined by the Committee in its discretion.

(c)   No Eligible Person or other person shall have any claim or right to be granted an Award under this Plan. Determinations made by the Committee under this Plan need not be uniform and may be made selectively among Eligible Persons under this Plan, whether or not such Eligible Persons are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Eligible Person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by Eligible Persons at any time and for any reason is specifically reserved.

(d)   No Participant or other person shall have any right with respect to this Plan, the Class A Shares reserved for issuance under this Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of this Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

(e)   No Class A Shares, Other Company Securities, other securities or property or other forms of payment shall be issued hereunder with respect to any Award unless counsel for Real Goods shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which Class A Shares are listed.

(f)   It is the intent of Real Goods that this Plan comply in all respects with any applicable provisions of Rule 16b 3 and Section 162(m) with respect to Awards granted to executive officers of Real Goods, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with any applicable provisions of Rule 16b 3 or Section 162(m), such provision shall be deemed null and void with respect to Awards granted to executive officers of the Company to the extent required to permit such Awards to comply with Rule 16b 3 and Section 162(m). It is the intent of Real Goods that Awards (including any amendment or revision of such Awards) either comply in all respects with any applicable provisions of Code Section 409A or satisfy the requirements of an applicable exception to the requirements of Code Section 409A, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention, and that, if any provision of this Plan or an Award is found not to be in compliance with any applicable provisions of Code Section 409A, such Plan or Award provision shall be deemed null and void to the extent required to permit such Awards to either comply with any applicable provisions of Code Section 409A or satisfy the requirements of an applicable exception thereto. Specifically, the Committee shall not have the authority to accelerate or delay the time or schedule of any payment in a manner which is not permitted under Code Section 409A or the regulations issued thereunder, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1).

(g)   The Company shall have the right to deduct from any payment made under this Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to any obligation of Real Goods to issue Class A Shares, Other Real Goods Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under this Plan, that the Participant (or any Beneficiary or person entitled to act) pay to Real Goods, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, Real Goods may refuse to issue Class A Shares, Other Real Goods Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in this Plan to the contrary, the Committee may, in its discretion, permit a Participant (or any Beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing Real Goods to withhold, or agreeing to surrender to Real Goods on or about the date such tax liability is determinable, Class A Shares, Other Real Goods Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a Fair Market Value equal to the amount of such taxes).

(h)   The expenses of this Plan shall be borne by Real Goods; provided, however, Real Goods may recover from a Participant or his Beneficiary, heirs or assigns any and all damages, fees, expenses and costs incurred by the Company arising out of any actions taken by a Participant in breach of this Plan or any agreement evidencing such Participant’s Award.

(i)   This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

(j)   By accepting any Award or other benefit under this Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board, the Committee or the Designated Administrator (if applicable).

(k)   The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder of any Class A Shares issued pursuant hereto as may be required by applicable law and any applicable rules of any stock exchange or other market quotation system on which Class A Shares are listed.

(l)   The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Colorado.

(m)   Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Committee to be incorrect.

(n)   If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.

(o)   The terms of this Plan shall govern all Awards under this Plan and in no event shall the Committee have the power to grant any Award under this Plan that is contrary to any of the provisions of this Plan.

(p)   For purposes of interpretation of this Plan, the masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

Section 19. Plan Amendment or Suspension.   This Plan may be amended or suspended in whole or in part at any time from time to time by the Board. No amendment of this Plan shall adversely affect in a material manner any right of any Participant with respect to any Award previously granted without such Participant’s written consent, except as permitted under Section 13.

Section 20. Plan Termination.   This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)   the adoption of a resolution of the Board terminating this Plan; or

(b)   the close of business on the tenth anniversary of the Effective Date; provided, however, that the Board may, prior to such date, extend the term of this Plan for an additional period of up to five years for the grant of Awards. No termination of this Plan shall materially alter or impair any of the rights or obligations of any Participant, without such Participant’s consent, under any Award previously granted under this Plan, except that subsequent to termination of this Plan, the Committee may make amendments or modifications permitted under Section 13. Notwithstanding anything in this Plan to the contrary, the Committee shall not grant any Award pursuant to this Plan after the tenth anniversary of the earlier to occur of  (i) the date this Plan is adopted by the Board and (ii) the Effective Date.

Section 21. Effective Date.   This Plan shall be effective, and Awards may be granted under this Plan, on or after the Effective Date.

APPENDIX A

The following terms shall have the meaning indicated:

“Actual Value” has the meaning set forth in Section 9.

“Award” shall mean an award of rights to an Eligible Person under this Plan.

“Award Period” has the meaning set forth in subsection 9(b).

“Beneficiary” has the meaning set forth in Section 16.

“Board” shall mean the board of directors of Real Goods.

“Class A Shares” shall mean shares of Class A Common Stock, par value $.0001 per share, of Real Goods and stock of any other class into which such shares may thereafter be changed.

“Code” shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules and regulations promulgated thereunder, as they may exist or may be amended from time to time.

“Code Section 409A” shall mean Section 409A of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, and any successor to such section.

“Committee” shall mean the person or persons responsible for administering this Plan. The Board shall constitute the Committee until the Board appoints a Board Committee, after which time the Board Committee shall constitute the Committee, provided, however, that at any time the Board may designate itself as the Committee or designate itself to administer certain of the Committee’s authority under this Plan, including administering certain Awards under this Plan, subject to satisfying the requirements of Rule 16b-3 and Section 162(m), if applicable. The Board or the Board Committee may designate a Designated Administrator to constitute the Committee or to administer certain of the Committee’s authority under this Plan, including administering certain Awards under this Plan, subject to the right of the Board or the Board Committee, as applicable, to revoke such designation at any time and to make such designation on such terms and conditions as it may determine in its discretion. For purposes of this definition, the “Board Committee” shall mean a committee of the Board designated by the Board to administer this Plan. Except as otherwise determined by the Board, the Board Committee (i) shall be comprised of not fewer than two directors, (ii) shall meet any applicable requirements under Rule 16b-3, including any requirement that the Board Committee consist of  “nonemployee directors” (as defined in Rule 16b-3), (iii) shall meet any applicable requirements under Section 162(m), including any requirement that the Board Committee consist of  “outside directors” (as defined in Treasury Regulation §1.162-27(e)(3)(i) or any successor regulation), and (iv) shall meet any applicable requirements of any stock exchange or other market quotation system on which Class A Shares are listed. For purposes of this definition, the “Designated Administrator” shall mean one or more persons designated by the Board or a Board Committee to act as a Designated Administrator pursuant to this Plan. Except as otherwise determined by the Board, a Designated Administrator shall only be appointed if Rule 16b 3 and Section 162(m) permits such appointment and the exercise of any authority without adversely affecting the ability of Awards to officers of Real Goods to comply with the conditions for Rule 16b 3 or Section 162(m). The resolutions of the Board or Board Committee designating the authority of the Designated Administrator shall (i) specify the total number of Class A Shares subject to Awards that may be granted pursuant to this Plan by the Designated Administrator, (ii) may not authorize the Designated Administrator to designate him or herself as the recipient of any Awards pursuant to this Plan and (iii) shall otherwise comply with the requirements of applicable law.

“Company” shall mean Real Goods and any parent, subsidiary or affiliate of Real Goods.

“Dividend Equivalents” shall mean an Award of cash or other Awards with a Fair Market Value equal to the dividends which would have been paid on the Class A Shares underlying an outstanding Award or Restricted Stock Units had such Class A Shares been outstanding.

“Effective Date” shall mean June 21, 2018.

“Eligible Person(s)” shall mean those persons who are full or part-time employees of the Company or other individuals who perform services for the Company, including, without limitation, directors who are not employees of the Company and consultants and advisors who perform services for the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.

“Fair Market Value” shall mean such value rounded up to the nearest cent as determined by the Committee by reasonable application of a reasonable valuation method in accordance with applicable law, including Code Section 409A.

“Maximum Value” has the meaning set forth in subsection 9(a).

“Nonqualified Stock Option” shall mean a Stock Option that is not an incentive stock option as defined in Section 422 of the Code. Nonqualified Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

“Other Real Goods Securities” shall mean Real Goods securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Class A Shares or other property) other than Class A Shares.

“Participant” shall mean an Eligible Person to whom an Award has been granted under this Plan.

“Performance Grant” shall mean an Award subject, in part, to the terms, conditions and restrictions described in Section 9, pursuant to which the recipient may become entitled to receive cash, Class A Shares, Other Real Goods Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.

“Permitted Transferee” means, except as otherwise determined by the Committee (i), any person defined as an employee in the Instructions to Registration Statement Form S-8 promulgated by the Securities and Exchange Commission, as such Form may be amended from time to time, which persons include, as of the date of adoption of this Plan, executors, administrators or beneficiaries of the estates of deceased Participants, guardians or members of a committee for incompetent former Participants, or similar persons duly authorized by law to administer the estate or assets of former Participants, (ii) Participants’ family members who acquire Awards from the Participant other than for value, through a gift or a domestic relations order, and (iii) any trust established for the benefit of any person described in clause (i) above. For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. For purposes of this definition, neither (i) a transfer under a domestic relations order in settlement of marital property rights; nor (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Participant) in exchange for an interest in that entity is considered a transfer for “value”.

“Plan” shall mean this Real Goods Solar, Inc. 2018 Long-Term Incentive Plan.

“Purchased Option” shall mean a Stock Option that is sold to an Eligible Person at a price determined by the Committee. Purchased Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

“Real Goods” shall mean Real Goods Solar, Inc., a Colorado corporation.

“Restricted Period” has the meaning set forth in subsection 8(b).

“Restricted Stock” shall mean an Award of Class A Shares that is issued subject, in part, to the terms, conditions and restrictions described in Section 8.

“Restricted Stock Units” shall mean an Award of a right to receive Class A Shares that is issued subject, in part, to the terms, conditions and restrictions described in Section 8.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and any successor rule.

“Section 162(m)” shall mean §162(m) of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Stock Appreciation Right” shall mean an Award of a right to receive (without payment to Real Goods) cash, Class A Shares, Other Real Goods Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Class A Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject, in part, to the terms, conditions and restrictions described in Section 7.

“Stock Option” shall mean an Award of a right to purchase Class A Shares. The term Stock Option shall include Nonqualified Stock Options and Purchased Options.

“Ten Percent Employee” shall mean an employee of the Company who owns stock representing more than ten percent of the voting power of all classes of stock of Real Goods or any parent or subsidiary of Real Goods.

“Treasury Regulation” shall mean a final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as your name appears, which will be how your name will appear on the issued stock certificate. The purpose of this assignment is to enable the Company (as defined below) to enforce its rights under the Restricted Stock Agreement without requiring additional signatures on the part of the undersigned.

(see attached)

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED _____________________ hereby sell(s), assign(s) and transfer(s) unto Real Goods Solar, Inc. or its successors or assigns (the “Company”), ________ shares of Class A common stock of the Company standing in his or her name on the books of the Company represented by Certificate No. __________ herewith and do(es) hereby irrevocably constitute and appoint _____________________ as attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:

Signature:

Name:

EXHIBIT C

INTERNAL REVENUE SERVICE REVENUE PROCEDURE 2012-29

(REVOKED IN PART BY TD 9779 (7/26/2016))

REGARDING CODE SECTION 83(B) ELECTION

Part III

Administrative, Procedural, and Miscellaneous

26 CFR 1.83-2: Election to include in gross income in year of transfer.

Rev. Proc. 2012-29

SECTION 1. PURPOSE

This revenue procedure contains sample language that may be used (but is not required to be used) for making an election under § 83(b) of the Internal Revenue Code. Additionally, this revenue procedure provides examples of the income tax consequences of making such an election.

SECTION 2. BACKGROUND

.01 Section 83(a) provides generally that if, in connection with the performance of services, property is transferred to any person other than the person for whom such services are performed, the excess of the fair market value of the property (determined without regard to any restriction other than a restriction which by its terms will never lapse) as of the first time that the transferee's rights in the property are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, over the amount (if any) paid for the property is included in the service provider's gross income for the taxable year which includes such time.

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.02 Under § 1.83-3(f) of the Income Tax Regulations, property is transferred in connection with the performance of services if it is transferred to an employee or independent contractor (or beneficiary thereof) in recognition of the performance of services, or refraining from performance of services. The existence of other persons entitled to buy stock on the same terms and conditions as an employee, whether pursuant to a public or private offering may, however, indicate that in such circumstance a transfer to the employee is not in recognition of the performance of, or refraining from performance of, services. The transfer of property is subject to § 83 whether such transfer is in respect of past, present, or future services.

.03 Section 83(b) and § 1.83-2(a) permit the service provider to elect to include in gross income the excess (if any) of the fair market value of the property at the time of transfer over the amount (if any) paid for the property, as compensation for services.

.04 Under § 83(e)(3) and § 1.83-7(b), § 83 does not apply to the transfer of an option without a readily ascertainable fair market value at the time the option is granted. As a result, a § 83(b) election may only be made with respect to the transfer of an option that has a readily ascertainable fair market value (as defined in § 1.83-7(b)), at the time the option is granted and that is substantially nonvested (as defined in § 1.83-3(b)). If substantially nonvested property is received upon exercise of an option without a readily ascertainable fair market value at grant, a service provider is permitted to make a § 83(b) election with respect to the transfer of such property upon the exercise of the option.

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.05 Under § 83(b)(2), an election made under § 83(b) must be made in accordance with the regulations thereunder and must be filed with the Internal Revenue Service no later than 30 days after the date that the property is transferred to the service provider. In accordance with § 7503, if the thirtieth day following the transfer of property falls on a Saturday, Sunday or legal holiday, the election will be considered timely filed if it is postmarked by the next business day.

.06 Under § 1.83-2(c), an election under § 83(b) is made by filing a copy of a written statement with the Internal Revenue Service office with which the person who performed the service files his return. In addition, the person who performed the services is required to submit a copy of such statement with his or her income tax return for the taxable year in which such property was transferred. Section 1.83-2(d) requires that the person who performed the services also submit a copy of the § 83(b) election to the person for whom the services were performed.

.07 Under § 1.83-2(e), the statement must be signed by the person making the election and must indicate the election is being made under § 83(b). The statement must include the following information: the name, address and taxpayer identification number of the taxpayer; a description of each property with respect to which the election is being made; the date or dates on which the property was transferred and the taxable year for which such election is being made; the nature of the restriction or restrictions to which the property is subject; the fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in § 1.83-3(i)) of each property with respect to which the election is being made; the amount, if any, paid for such property; and a statement to the effect that copies have been furnished to other persons as provided in § 1.83-2(d).

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.08 Under § 1.83-2(f), an election under § 83(b) may not be revoked except with the consent of the Commissioner. The regulations also provide that such consent will only be granted where the person filing the election is under a mistake of fact as to the underlying transaction and must be requested within 60 days of the date on which the mistake of fact first became known to the person who made the election. Neither a mistake as to the value (or decline in the value) of the property for which the election was made nor the failure of anyone to perform an act that was contemplated at the time of transfer of the property constitutes a mistake of fact for this purpose. See Rev. Proc. 2006-31, 2006-2 C.B. 32, for additional guidance with respect to revoking an election under § 83(b).

SECTION 3. SCOPE

This revenue procedure applies to taxpayers who receive substantially nonvested property in connection with the performance of services and wish to file an election under § 83(b).

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SECTION 4. CONSEQUENCES OF ELECTIONS UNDER § 83(b)

.01 Under § 1.83-2(a), if property is transferred in connection with the performance of services, the person performing such services may elect to include in gross income under § 83(b) the excess (if any) of the fair market value of the property at the time of transfer (determined without regard to any lapse restriction, as defined in § 1.83-3(i)) over the amount (if any) paid for such property, as compensation for services. If this election is made, the substantial vesting rules of § 83(a) and the regulations thereunder do not apply with respect to such property, and except as otherwise provided in § 83(d)(2) and the regulations thereunder (relating to the cancellation of a nonlapse restriction), any subsequent appreciation in the value of the property is not taxable as compensation to the person who performed the services. Thus, the value of property with respect to which this election is made is included in gross income as of the time of transfer, even though such property is substantially nonvested (as defined in § 1.83-3(b)) at the time of transfer, and no compensation will be includible in gross income when such property becomes substantially vested.

.02 In computing the gain or loss from a subsequent sale or exchange of property for which a § 83(b) election was filed, § 1.83-2(a) provides that the basis of such property shall be the amount paid for the property (if any) increased by the amount included in gross income under § 83(b).

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.03 If property for which a § 83(b) election was filed is forfeited while substantially nonvested, § 83(b)(1) provides that no deduction shall be allowed with respect to such forfeiture. Section 1.83-2(a) further provides that such forfeiture shall be treated as a sale or exchange upon which there is realized a loss equal to the excess (if any) of (1) the amount paid (if any) for such property, over (2) the amount realized (if any) upon such forfeiture. If such property is a capital asset in the hands of the taxpayer, such loss shall be a capital loss.

SECTION 5. EXAMPLES

The following examples illustrate the tax results that may occur depending on whether or not a § 83(b) election is made following the transfer of substantially nonvested stock in connection with the performance of services. The tax results in the examples do not depend on whether or not the stock transferred to the employee is traded on an established securities market.

Example 1. Company A is a privately held corporation and no stock in Company A is traded on an established securities market. On April 1, 2012, in connection with the performance of services, Company A transfers to E, its employee, 25,000 shares of substantially nonvested stock in Company A. In exchange for the stock, E pays Company A $25,000, representing the fair market value of the shares at the time of the transfer. The restricted stock agreement provides that if E ceases to provide services to Company A as an employee prior to April 1, 2014, Company A will repurchase the stock from E for the lesser of the then current fair market value or the original purchase price of $25,000. E’s ownership of the 25,000 shares of stock will not be treated as substantially vested until April 1, 2014 and will only be treated as substantially vested if E continues to provide services to Company A as an employee until April 1, 2014. On April 1, 2012, E makes a valid election under § 83(b) with respect to the 25,000 shares of Company A stock. Because the excess of the fair market value of the property ($25,000) over the amount E paid for the property ($25,000) is $0, E includes $0 in gross income for 2012 as a result of the stock transfer and related § 83(b) election. The 25,000 shares of stock become substantially vested on April 1, 2014 when the fair market value of the shares is $40,000. No compensation is includible in E’s gross income when the shares become substantially vested on April 1, 2014. In 2015, E sells the stock for $60,000. As a result of the sale, E realizes $35,000 ($60,000 sale price - $25,000 basis) of gain, which is a capital gain.

Example 2. The facts are the same as in Example 1 above, except that E does not make an election under § 83(b). Under § 83(a), E includes $0 in gross income in 2012 as a result of the transfer of stock from Company A because the stock is not substantially vested. When the shares become substantially vested on April 1, 2014, E includes $15,000 ($40,000 fair market value less $25,000 purchase price) of compensation in gross income. E’s basis in the stock as of April 1, 2014 is $40,000 ($25,000 paid for the stock and $15,000 included in income under § 83(a)). As a result of the 2015 sale of the stock for $60,000, E realizes $20,000 ($60,000 sale price - $40,000 basis) of gain, which is a capital gain.

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Example 3. The facts are the same as in Example 1 above, except that E terminates employment with Company A on August 1, 2013 before the shares become substantially vested. Because the excess of the fair market value of the property ($25,000) over the amount E paid for the property ($25,000) is $0, E includes $0 in gross income for 2012 as a result of the stock transfer and related § 83(b) election. When E terminates employment on August 1, 2013, the fair market value of the stock is $30,000 but Company A purchases the stock from E for $25,000 pursuant to the terms of the restricted stock agreement. As a result of the 2013 sale of the stock for $25,000, E realizes $0 in gain ($25,000 sale price - $25,000 basis).

Example 4. Company B is a publicly held corporation and Company B stock is traded on an established securities market. On April 1, 2012, in connection with the performance of services, Company B transfers to F, its employee, 25,000 shares of substantially nonvested stock in Company B. At the time of the transfer, the shares have an aggregate fair market value of $25,000. F is not required to pay Company B any consideration in exchange for the stock. The restricted stock agreement provides that if F ceases to provide services to Company B as an employee prior to April 1, 2014, F will forfeit the stock back to Company B. F’s ownership of the 25,000 shares of stock will not be treated as substantially vested until April 1, 2014 and will only be treated as substantially vested if F continues to provide services to Company B as an employee until April 1, 2014. On April 1, 2012, F makes a valid election under § 83(b) with respect to the 25,000 shares of Company B stock. Because the excess of the fair market value of the property ($25,000) over the amount F paid for the property ($0) is $25,000, F includes $25,000 of compensation in gross income for 2012 as a result of the stock transfer and related § 83(b) election. The 25,000 shares of stock become substantially vested on April 1, 2014 when the fair market value of the shares is $40,000. No compensation is includible in F’s gross income when the shares become substantially vested on April 1, 2014. In 2015, F sells the stock for $60,000. As a result of the sale, F realizes $35,000 ($60,000 sale price - $25,000 basis) in gain, which is a capital gain.

Example 5. The facts are the same as in Example 4 above, except that F does not make an election under § 83(b). Under § 83(a), F includes $0 in gross income in 2012 as a result of the transfer of stock from Company B because the stock is not substantially vested. When the shares become substantially vested on April 1, 2014, F includes $40,000 ($40,000 fair market value less $0 purchase price) of compensation in gross income. F’s basis in the stock as of April 1, 2014 is $40,000 ($0 paid for the stock and $40,000 included in income under § 83(a)). As a result of the 2015 sale of the stock for $60,000, F realizes $20,000 ($60,000 sale price - $40,000 basis) of gain, which is a capital gain.

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Example 6. The facts are the same as in Example 4 above, except that F terminates employment with Company B on August 1, 2013 and forfeits the shares before the shares become substantially vested. Because the excess of the fair market value of the property ($25,000) over the amount F paid for the property ($0) is $25,000, F includes $25,000 of compensation in gross income for 2012 as a result of the stock transfer and related § 83(b) election. In the year F terminates employment, F forfeits the 25,000 shares back to Company B and such forfeiture is treated as a sale of the shares in exchange for no consideration. Pursuant to § 1.83-2(a), F realizes no loss as the result of such sale. F is not entitled to a deduction or credit for taxes paid as the result of filing the § 83(b) election or the subsequent forfeiture of the property.

SECTION 6. SAMPLE ELECTION

.01 The sample election in this section, if properly completed and executed by an individual taxpayer, would satisfy the requirements of § 1.83-2 regarding the required content of a § 83(b) election with respect to shares of common stock subject to a substantial risk of forfeiture. For the election to be valid, the service provider must in addition satisfy all other applicable requirements, including the requirements discussed above relating to the time for filing the election, filing the election with the Internal Revenue Service, attaching a copy of the election to the tax return, and providing a copy to the service recipient. An election under § 83(b) must contain all the information required by § 1.83-2(e), but need not use the exact format or language of the sample election set forth below. In the sample election below, bracketed items and blanks should be replaced with the applicable information for the taxpayer. An election with respect to property other than common stock should include an appropriate description of the property in item 2 and modifications to items 5 and 6 as necessary.

.02 The text of the sample election follows.

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Section 83(b) Election

The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

TAXPAYER’S NAME: _____________________________________________

TAXPAYER’S SOCIAL SECURITY NUMBER: __________________________

ADDRESS: ______________________________________________________

TAXABLE YEAR: Calendar Year 20__

2.	The property which is the subject of this election is __________ shares of common stock of __________________________.

3.	The property was transferred to the undersigned on [DATE].

4.	The property is subject to the following restrictions: [Describe applicable restrictions here.]

5.	The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $_______ per share x ________ shares = $___________.

6.	For the property transferred, the undersigned paid $______ per share x _________ shares = $______________.

7.	The amount to include in gross income is $______________. [The result of the amount reported in Item 5 minus the amount reported in Item 6.]

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:
Taxpayer

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SECTION 7: PAPERWORK REDUCTION ACT

.01 The collection of information contained in this revenue procedure has been reviewed and approved by the Office of Management and Budget in accordance with the Paperwork Reduction Act (44 U.S.C. 3507) under control number 1545-2018. An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless the collection of information displays a valid OMB control number.

.02 The collection of information in this revenue procedure is in Section 6. The use of the sample election language provided under Section 6 is voluntary, however, this information is required in order for a taxpayer to make a valid election under § 83(b) of the Code. This information on the § 83(b) elections filed by the taxpayers with the IRS will be used by the IRS for matching with the income tax returns filed by the taxpayers. The likely respondents are individuals and business or other for-profit institutions.

.03 The estimated total annual reporting and/or recordkeeping burden is 33,000 hours.

.04 The estimated annual burden per respondent/recordkeeper varies from 10 to 30 minutes, depending on individual circumstances, with an estimated average of 20 minutes.

.05 The estimated number of respondents and/or recordkeepers is 100,000.

.06 The estimated frequency of responses (used for reporting requirements only) is on occasion.

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.07 Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

SECTION 8. EFFECTIVE DATE

This revenue procedure is effective June 25, 2012.

SECTION 9. DRAFTING INFORMATION

The principal author of this revenue procedure is Michael Hughes of the Office of Associate Chief Counsel (Tax Exempt & Government Entities). For further information regarding this revenue procedure contact Thomas Scholz or Michael Hughes on (202) 622-6030 (not a toll free call).

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